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                                                                 Exhibit 10.13.3

                       FIFTH LEASE MODIFICATION AGREEMENT

         THIS FIFTH LEASE MODIFICATION AGREEMENT, made this 2nd day of December 2004 by and between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as "Landlord") and EMERSON RADIO CORP., a Delaware corporation having an office at 9 Entin Road, Parsippany, NJ 07054-0430 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

         WHEREAS, by Agreement of Lease dated March 26, 1993, as amended by First Lease Modification Agreement dated July 23, 1993, Second Lease Modification Agreement dated May 15, 1998, Third Lease Modification Agreement dated October 26, 1998 and Fourth Lease Modification Agreement dated February 12, 2003, Landlord leased to Tenant and Tenant hired from Landlord 21,909 square feet of Floor Space located on the second floor of 9 Entin Road in Parsippany, New Jersey (hereinafter the "Demised Premises"); and

         WHEREAS, Landlord and Tenant wish to further modify the Lease (a) to reflect an increase in the area of the Demised Premises and (b) to extend the Term of the Lease and amend the Lease accordingly;

         NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

         1. All terms set forth herein are as defined in the Lease unless otherwise specifically described hereinbelow.

         2. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, an additional five hundred sixty seven (567) square feet of Floor Space which Floor Space is outlined in red on the attached Exhibit A (the "Third Additional Premises"). Except as expressly provided herein, all references in the Lease to the Demised Premises shall include the Floor Space encompassed by both the Demised Premises prior to the addition of the Third Additional Premises (21,909 square feet) and the Third Additional Premises (567 square feet) for a total of 22,476 square feet.

         3. The Commencement Date of the Lease with respect to the Third Additional Premises shall be the earlier of (a) the date on which both: (1) the Third Additional Premises shall be Ready for Occupancy, and (ii) actual possession of the Third Additional Premises shall have been delivered to Tenant by notice to Tenant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Third Additional Premises or any part thereof for any purpose other than the performance of Tenant's Work.

         4. The Term of the Lease for the entire Demised Premises (including but not limited to the Third Additional Premises) is hereby extended from October 31, 2008 to December 30, 2009 (the "Second Extension Period") on the same terms and conditions as in effect immediately prior to such Second Extension Period. The Fixed Rent for the entire Demised Premises, including the Third Additional Premises, shall be Twenty and 00/100 Dollars ($20.00) per square foot of Floor Space per annum. Tenant shall have no right to extend the Term beyond the expiration of the Second Extension Period.


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         5. Effective on the Commencement Date of the Third Additional Premises,
Tenant's Fraction shall be increased by .003% and Tenant's Fraction of the entire Demised Premises (including but not limited to the Third Additional Premises) shall be increased to 11.73%.

         6. Landlord, at its own cost and expense, shall (1) demise the space and separate the utilities; (ii) remove the existing door and sheet rock the opening; and (iii) in a manner mutually acceptable to both parties, create a new six foot wide opening from the existing telco room.

         7. Both parties represent that no broker was instrumental in bringing about or consummating this Fifth Lease Modification Agreement and that neither party had conversations or negotiations with any broker concerning this Fifth Lease Modification. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker.

         8. Except as provided herein, all of the terms and conditions of the Lease as amended above are in full force and effect and are confirmed as if fully set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Lease Modification Agreement to be duly executed as of the day and year first above written.

                                   HARTZ MOUNTAIN INDUSTRIES, INC.

                                   By: /s/ Irwin A. Horowitz
                                       ---------------------------
                                       Irwin A. Horowitz
                                       Executive Vice President

                                   EMERSON RADIO CORP.

                                   By:  /s/ Guy A. Paglinco
                                       ---------------------------
                                       Guy A. Paglinco
                                       Vice President,
                                       Chief Financial Officer